Exhibit 10.12

ASSET PURCHASE AGREEMENT

among

ERGO RESEARCH (NEVADA) CORP.,

ERGO SCIENCE CORPORATION

and

PLIVA D.D.

Dated November 24, 2003

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS

ARTICLE 2	SALE, ASSIGNMENT AND ASSUMPTION

2.1	Sale and Assignment to Pliva
2.2	Consideration
2.3	Assumption of Liabilities

ARTICLE 3	THE CLOSING

3.1	Time and Place of Closing
3.2	Transactions at the Closing
	3.2.1	Instruments of Transfer by Ergo Companies
	3.2.2	FDA Letters
	3.2.3	Evidence of Shipment of Books, Records, Etc.
	3.2.4	Ergo Texas Agreement
	3.2.5	Assignment and Amendment of LSU Agreement
	3.2.6	Payment

ARTICLE 4	OBLIGATIONS OF THE PARTIES

4.1	Cooperation
4.2	Transfer of Books, Records, Etc.
4.3	Non-Compete
4.4	J&J Agreement
4.5	Sales and Transfer Taxes; Fees
4.6	Contingent Purchase Price; MGH Patents; Cycloset Trademark
4.7	Confidentiality
4.8	Guaranty of the Ergo Parties; Preservation of Corporate Existence of Ergo Science

ARTICLE 5	CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

5.1	Conditions to the Obligations of Pliva
	5.1.1	Truth of Representations; Performance of Covenants
	5.1.2	No Litigation
	5.1.3	No Adverse Event
	5.1.4	Opinions of Counsel
	5.1.5	Consents

	5.1.6	Execution and Delivery of Agreements
	5.1.7	FDA Position
	5.1.8	Satisfaction with Investigations
5.2	Conditions to the Obligations of the Ergo Parties
	5.2.1	Truth of Representations; Performance of Covenants
	5.2.2	No Litigation
	5.2.3	Opinions of Counsel

ARTICLE 6	REPRESENTATIONS AND WARRANTIES

6.1	By the Ergo Parties
	6.1.1	Corporate Organization and Power
	6.1.2	Corporate Action
	6.1.3	No Conflict
	6.1.4	Ownership of Transferred Assets
	6.1.5	Title
	6.1.6	No Litigation
	6.1.7	Agreements
	6.1.8	No Consents
	6.1.9	Books and Records
	6.1.10	Patents, Trademarks, Copyrights and Know-How
	6.1.11	Cycloset Rights
	6.1.12	Regulatory Filings
	6.1.13	J&J Agreement
	6.1.14	No Brokers
	6.1.15	Bulk Sales
	6.1.16	Inventory of Books, Records, Etc.
	6.1.17	Ergo Texas Agreement and Royalty Agreements
	6.1.18	Further Representations and Warranties
6.2	By Pliva
	6.2.1	Organization and Power
	6.2.2	Corporate Action
	6.2.3	No Conflict
	6.2.4	No Brokers
	6.2.5	Further Representations and Warranties

ARTICLE 7	INDEMNIFICATION

7.1	Indemnification by the Ergo Parties
7.2	Indemnification by Pliva
7.3	Limitations
7.4	Procedures

7.5	Survival of Representations and Warranties; Time for Asserting Claims
7.6.	Set-off

ARTICLE 8	MISCELLANEOUS

8.1	Severability
8.2	Further Assurances
8.3	Counterparts
8.4	Governing Law
8.5	Headings, Gender
8.6	Entire Agreement
8.7	Amendment
8.8	Notices
8.9	Waiver
8.10	Assignment; Successors in Interest
8.11	Payment of Expenses
8.12	Arbitration
8.13	Termination
8.14	Schedules

EXHIBIT A	Form of Instrument of Assignment and Bill of Sale

EXHIBIT B	Form of LSU Amendment

EXHIBIT C	Form of LSU Assignment

EXHIBIT D	Form of Ergo Texas Agreement

EXHIBIT E-1	Form of Opinion of Counsel to the Ergo Parties

EXHIBIT E-2	Form of Opinion of Patent Counsel to the Ergo Parties

EXHIBIT E-3	Form of Opinion of Special Delaware Counsel to the Ergo Parties

EXHIBIT E-4	Form of Opinion of Nevada Counsel to Sellers

EXHIBIT E-5	Form of Opinion of Louisiana Counsel to the Ergo Parties

EXHIBIT F-1	Form of Opinion of Croatian Counsel to Pliva

EXHIBIT F-2	Form of Opinion of New York Counsel to Pliva

DISCLOSURE SCHEDULE

SCHEDULE 4.6(a)	MGH Patents
SCHEDULE 5.1.5	Consents
SCHEDULE 6.1.3	Judgments, Orders and Decrees
SCHEDULE 6.1.5(c)	Claims Relating to Transferred Assets
SCHEDULE 6.1.5(d)	Names, Addresses, Etc. of Persons with Interests in Transferred Assets
SCHEDULE 6.1.7	Terminations and Defaults Under Agreements; Fixed Introduction Costs
SCHEDULE 6.1.8	Required Consents
SCHEDULE 6.1.9	Incomplete Books and Records
SCHEDULE 6.1.10(a)-1	Transferred Patent Rights
SCHEDULE 6.1.10(a)-2	Transferred Trademarks
SCHEDULE 6.1.10(b)	License Agreements and Sublicenses, Etc.
SCHEDULE 6.1.10(c)n	Claims with Respect to Transferred Patent Rights, Transferred Trademarks, Know-How
SCHEDULE 6.1.12	Regulatory Filings and Cycloset Patents

ASSET PURCHASE AGREEMENT dated November 24, 2003 among ERGO RESEARCH (NEVADA) CORP., a Nevada corporation, having its principal place of business at 2325-B Renaissance Drive, Suite 22, Las Vegas, Nevada 89119 (“Seller”), ERGO SCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 790 Turnpike Street, Suite 205, North Andover, Massachusetts 01845 (“Ergo Science” and, together with Seller, the “Ergo Parties”), and PLIVA D.D., a company organized under the laws of Croatia having its principal place of business at Ulica Grada Vukovara 49, 10000 Zagreb, Croatia (“PLIVA”).

WHEREAS, Seller is the owner, at least in part, or licensee of certain patents, patent applications, rights under patent license agreements, discoveries, trademarks, regulatory filings and approvals and other assets and intellectual property relating to certain neuroendocrine resetting therapy products and photodynamic therapy products, including pharmaceutical products incorporating the active pharmaceutical ingredient bromocriptine mesylate to be used in the treatment of Type II Diabetes.

WHEREAS, PLIVA desires to acquire such assets and assume certain related liabilities and to use such assets in connection with the development, manufacture, marketing and sale of certain pharmaceutical products.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following definitions shall apply unless specifically stated otherwise:

“Act” shall mean the Federal Food, Drug, and Cosmetic Act, as amended from time to time (21 U.S.C. § 301 et seq.).

“Affiliate” shall mean in respect of any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; and for purposes of this definition “control” shall mean the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise; provided, that the direct or indirect ownership of fifty-one percent (51%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and “controlling” and “controlled” have corresponding meanings.

“Assumed Liabilities” shall mean and consist exclusively of the obligations of the Ergo Companies under the LSU Agreement, other than the Excluded Obligations.

“Citicorp Parties” shall mean Citicorp Venture Capital Ltd., Court Square Capital Limited, Citicorp Banking Corporation and Citibank, N.A. and any of their respective Affiliates, but excluding the Ergo Companies.

“Closing” shall mean the closing provided for in Section 3.1.

“Closing Date” shall mean the fifth business day following the satisfaction of the conditions in Sections 5.1 and 5.2.

“Contingent Purchase Price” shall mean the five hundred two thousand dollars ($502,000) to be paid to Seller, or retained by PLIVA, as the case may be, in accordance with Sections 4.6(a) and 4.6(b) of this Agreement.

“Cycloset” shall mean the fast-release oral formulation of bromocriptine mesylate developed by Ergo Science for the treatment of Type II Diabetes and for which an NDA was filed with the FDA.

“Cycloset Patents” shall mean the United States patents listed in the Cycloset NDA (as of the Closing Date) as patents covering the use of Cycloset to treat Type II Diabetes all of which are identified in Schedule 6.1.12.

“Cycloset NDA” shall mean the New Drug Application as filed by the Ergo Parties with the FDA for the use of Cycloset for the treatment of Type II Diabetes.

“Domani” shall mean Gematria Sciences, LLC, a Delaware limited liability company, formerly known as Domani Sciences, LLC.

“Domani Term Sheet” shall mean a term sheet signed by PLIVA, Domani and Odyssey setting forth the terms of an agreement for Domani to assist PLIVA and Odyssey with the development of Cycloset, any clinical trials in connection with the approval of the NDA for Cycloset and all other matters relating to the regulatory approval, manufacture, marketing and sale of Cycloset and for Domani to conduct research and development for PLIVA and Odyssey with respect to other pharmaceutical products.

“Encumbrance” shall mean any title defect, mortgage, assignment, pledge, hyphothecation, security interest, lien, charge, option, claim of others or encumbrance of any kind; provided, however, that the obligations under the LSU Agreement and the Royalty Agreements shall not be considered encumbrances for purposes of this definition.

“Ergo Companies” shall mean the Ergo Parties and their Affiliates; provided, that the Citicorp Parties shall not be considered Ergo Companies.

“Ergo Parties” shall have the meaning given such term in the recitals.

“Ergo Science” shall have the meaning given such term in the recitals.

“Ergo Texas” shall mean Ergo Texas Holdings Incorporated, a Delaware corporation and wholly-owned subsidiary of Ergo Science.

“Ergo Texas Agreement” shall mean the agreement among PLIVA, the Ergo Parties and Ergo Texas dated the Closing Date in the form of Exhibit D.

“Excluded Obligations” shall mean:

(a)           any and all obligations of the Ergo Companies under the LSU Agreement that arise from events occurring prior to the Closing; provided, that no Ergo Party shall be liable for any obligation to LSU that results from the LSU Amendment; and

(b)           any and all obligations of the Ergo Companies, whether arising from events occurring prior to or after the Closing, for which the Ergo Companies have agreed to remain obligated pursuant to the LSU Assignment, including the obligations of the Ergo Companies under Article III, Paragraph (L), Article III, Paragraph (R), Article V, Subparagraph (F)(2), and Article VIII, Subparagraph (A)(1), of the LSU Agreement; provided, that such obligations under

Article VIII, Subparagraph (A)(1), of the LSU Agreement arise from actions of the Ergo Companies.

“FDA” shall mean the United States Food and Drug Administration or any agency that succeeds to the functions of such agency.

“IND” shall mean an investigational new drug application submitted to the FDA pursuant to the Act and the regulations thereunder.

“Instruments of Assignment” shall mean the instruments referred to in Section 3.2.1.

“J&J Agreement” shall mean the Joint Collaboration and License Agreement date February 23, 1998 among the Ergo Parties, Ortho Pharmaceutical Corporation, Ortho-McNeil Pharmaceutical, Inc., Cilag AG International, and Johnson and Johnson.

“Know-How” shall mean all technology, know-how, processes and trade secrets included within the Transferred Assets.

“Losses” shall mean all liabilities, losses, damages, deficiencies, costs and expenses for which a party may be entitled to indemnification pursuant to Article 7.

“LSU” shall mean the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College.

“LSU Agreement” shall mean the Novated License and Royalty Agreement effective as of May 1, 1995 among LSU, the Ergo Parties and certain of their Affiliates, as amended on September 3, 1997.

“LSU Amendment” shall mean Amendment No. 2 to Novated License and Royalty Agreement dated the Closing Date between LSU and PLIVA in the form of Exhibit B.

“LSU Assignment” shall mean the Assignment of Novated License and Royalty Agreement dated the Closing Date among LSU, PLIVA and the Ergo Parties in the form of Exhibit C.

“MGH” shall mean The General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital.

“MGH Agreement” shall mean the License Agreement dated as of February 1, 1997 among MGH and the Ergo Parties.

“MGH Patents” shall mean the patents and patent applications listed on Schedule 4.6(a) and the non-U.S. equivalents of such patents and applications, including any utility patent application based on any provisional application included in the MGH Patents, and any division, continuation or any letters patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof.  The MGH Patents shall also include those claims in any continuation-in-part of the aforementioned patent applications owned, controlled, or available for license from MGH or Harvard University, which claims an invention described or claimed in said patent applications and any other rights under any patents or patent applications licensed by MGH to any of the Ergo Companies at any time prior to the Closing.

“MGH Contingent Purchase Price” shall have the meaning given such term in Section 4.6(a).

“NDA” shall mean a new drug application submitted to the FDA pursuant to the Act and the regulations thereunder.

“Odyssey” shall mean Odyssey Pharmaceuticals, Inc., a New Jersey corporation and wholly-owned subsidiary of PLIVA, Inc.

“Person” shall mean any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, or any other entity whether acting in an individual, fiduciary or other capacity.

“PLIVA” shall have the meaning given such term in the recitals.

“Products” shall mean all pharmaceutical products developed or under development prior to or as of the date of this Agreement by any of the Ergo Companies, including, without limitation, Cycloset and other neuroendocrine resetting therapy products and photodynamic therapy products.

“Purchase Price” shall have the meaning given such term in Section 2.2.

“Regulatory Filings” shall have the meaning given such term in Section 6.1.12.

“Royalty Agreements” shall mean the following agreements:

(a)           Confidential Settlement Agreement, effective as of June 12, 1993, by and among Ergo Science Incorporated,

Ergo Texas Holdings Incorporated and certain ETI Investor Payees (as defined therein) represented by Attorney Chadderdon;

(b)           Agreement of Settlement and Release, dated October 5, 1994, by and among Dr. William W. Filler, Jr., MD, Howard J. Steinberg, Esq., Ergo Science Incorporated, Mark C. Hansen, Esq. and Brian O’Neill, Esq.;

(c)           Confidential Settlement Agreement, effective as of August 15, 1995, by and among Ergo Science Incorporated, Ergo Texas Holdings Incorporated and certain ETI Investor Payees (as defined therein) represented by Attorney Greene;

(d)           Confidential Settlement Agreement entered into effective as of August 31, 1995, by and among Ergo Science Incorporated, Ergo Texas Holdings Incorporated, Elite Therapeutics, Inc., Donn D. Martin and certain other parties identified therein (the “Martin Agreement”); and

(e)           Confidential Settlement Agreement effective as of October 11, 1995, by and among Ergo Science Incorporated, Ergo Texas Holdings Incorporated and certain ETI Investor Payees (as defined therein).

“Seller” shall have the meaning given such term in the recitals.

“Technologies” shall mean all methods of use and treatment of or pertaining to the Products and all methods for development of the Products.

“Trademark Contingent Purchase Price” shall have the meaning given such term in Section 4.6(b).

“Transaction Documents” shall mean this Agreement, the LSU Amendment, the LSU Assignment, the Ergo Texas Agreement, and the Instruments of Assignment.

“Transferred Assets” shall mean:

(a)           all right, title and interest of the Seller in and to the Products and the Technologies;

(b)           all right, title and interest of the Seller in and to any and all United States and foreign patents, patent applications, inventions, discoveries, know-how, data (including, clinical and preclinical data), trademarks, copyrights and other intellectual property, whether owned or licensed, pertaining to the Products and the Technologies, including, without limitation, the Transferred Patent Rights and the Transferred Trademarks;

(c)           all right, title and interest of the Seller in and to any and all INDs, NDAs, and all other United States and foreign regulatory filings and data pertaining to the Products and the Technologies; and

(d)           all rights of the Ergo Companies under the LSU Agreement.

“Transferred Patent Rights” shall mean all of Seller’s right, title and interest in the patents and the rights and interests in the patents listed in Schedule 6.1.10(a)-1 and any division, continuation, continuation-in-part, renewal, extension, reexamination or reissue of each such patent and any and all corresponding United States and foreign counterpart patent applications or patents.

“Transferred Trademarks” shall mean all of Seller’s right, title and interest in the trademarks listed in Schedule 6.1.10(a)-2, including, all federal, state, foreign, statutory and common law and other rights relating thereto, all domestic and foreign trademark applications and registrations therefor (and all extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing), all goodwill of the Ergo Companies’ business in which such trademarks are used and symbolized by such trademarks.

ARTICLE 2

SALE, ASSIGNMENT AND ASSUMPTION

2.1           Sale and Assignment to PLIVA.  Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign and transfer or cause to be sold, assigned and transferred to PLIVA at the Closing all of the Transferred Assets, free and clear of any Encumbrance, but no other assets, and PLIVA hereby agrees to purchase at the Closing all of the Transferred Assets and to pay and deliver the Purchase Price (hereinafter defined) at the Closing; provided, that, subject to any right of PLIVA to defend such claim pursuant to Section 7.4, upon any transfer hereunder of the Transferred Assets, the Ergo

Companies shall retain the right to defend themselves if a claim is brought against them under the LSU Agreement.

2.2           Consideration.  The consideration for the sale and assignment of the Transferred Assets by the Ergo Parties to PLIVA shall be the sum of (a) five million four hundred ninety-eight thousand Dollars ($5,498,000) and (b) such portion of the Contingent Purchase Price as is paid to the Ergo Parties in accordance with the provisions of Sections 4.6(a) and 4.6(b) (the “Purchase Price”).

2.3           Assumption of Liabilities.  Subject to the terms and conditions of this Agreement, PLIVA agrees to assume at the Closing the Assumed Liabilities, but no other liabilities or obligations of the Ergo Parties.

ARTICLE 3

THE CLOSING

3.1           Time and Place of Closing.  The closing of the transactions provided for in Article 2 shall take place at the offices of Becker, Glynn, Melamed & Muffly LLP, 299 Park Avenue, New York, New York 10171, at 10:00 a.m. on the Closing Date, or at such other time and place as the parties shall agree.

3.2           Transactions at the Closing.  At the Closing:

3.2.1        Instruments of Transfer by Ergo Companies.  The Ergo Parties shall deliver to PLIVA such bills of sale, instruments of assignment and assumption and other documents, in form and substance satisfactory to PLIVA, as shall effectively transfer to PLIVA the Transferred Assets.  Such instruments shall include:

(a)                                  an Instrument of Assignment and Bill of Sale in the form of Exhibit A;

(b)                                 instruments of assignment of the Transferred Patent Rights in form and substance acceptable to PLIVA in its reasonable judgment; and

(c)                                  an instrument or instruments of assignment of the Transferred Trademarks in form and substance acceptable to PLIVA in its reasonable judgment.

All such instruments that must be filed, recorded or registered to effect, register or record the transfer of any of the Transferred Assets shall be in proper form for recording or filing in all appropriate filing offices.

3.2.2        FDA Letters.  The Ergo Parties shall deliver to PLIVA letters addressed to the FDA notifying the FDA of the transfer of ownership of the NDA for Cycloset to PLIVA, effective as of the Closing Date, and shall deliver to PLIVA such other instruments and documents as may be necessary to effect and record with the FDA the transfer to PLIVA of such NDA, any other NDA, IND or regulatory filing relating to the Products, and all data, documents and submissions relating thereto.

3.2.3        Evidence of Shipment of Books, Records, Etc.  The Ergo Parties shall deliver to PLIVA evidence that the documents and other materials referred to in Section 4.2 will be delivered as provided in such Section.

3.2.4        Ergo Texas Agreement.  Ergo Texas, the Ergo Parties and PLIVA, Inc. shall execute and deliver Ergo Texas Agreement.

3.2.5        Assignment and Amendment of LSU Agreement.  The LSU Assignment and the LSU Amendment shall be executed and delivered by the parties thereto.

3.2.6        Payment.  PLIVA shall pay and deliver to Seller at the Closing five million four hundred ninety-eight thousand Dollars ($5,498,000) on account of the Purchase Price by wire transfer of immediately available funds to such bank account as Seller shall designate at least three (3) business days prior to the Closing Date.

ARTICLE 4

OBLIGATIONS OF THE PARTIES

4.1           Cooperation.  The Ergo Parties shall cooperate with PLIVA in:

(a)           effecting the transfer to PLIVA of the NDA for Cycloset and any other NDA or IND for the Products;

(b)           obtaining any consent of government authorities or consent of third parties required for the transfer of the Transferred Assets to PLIVA and for the assumption of the Assumed Liabilities by PLIVA;

(c)           at no out-of-pocket expense to the Ergo Parties, prosecuting and maintaining the Transferred Patent Rights, including the patents licensed under the LSU Agreement, and the MGH Patents; and

(d)           the filing in the United States Patent and Trademark Office and all foreign patent offices of any documents necessary to record the transfer to PLIVA of the Transferred Patent Rights,

provided, that after the Closing, such cooperation shall be provided at no expense to the Ergo Parties, except that all costs and expenses associated with the transfer and assignment to Seller of the Transferred Assets and the recording of such transfers and assignments, shall be paid by the Ergo Parties.

4.2           Transfer of Books, Records, Etc.  The Ergo Parties shall give possession to PLIVA of all books, records and documents relating to the Transferred Assets, the Products and the Technologies (other than general corporate and financial records) and all samples of the Products and any other tangible property comprising the Transferred Assets, including, without limitation, all data and documents prepared for any of the Ergo Companies by Scirex Corporation, Oxford Research International Corporation, Geneva Pharmaceuticals, Inc., Poli Industrie Chimica S.p.a., Ivers-Lee Corporation, Gedeon Richter Ltd., Medimpex Northamerica or any other Person, in the possession of any of the Ergo Companies, by shipping such documents and other materials as are listed in the inventory referred to in Section 6.1.16 on the Closing Date to PLIVA, Inc. at the address specified in Section 8.8, to the attention of Mr. Roger Schwede, Vice President, Research and Development and Regulatory, of PLIVA, Inc. for delivery no later than five (5) days after the Closing Date.

4.3           Non-Compete.  For a period of ten (10) years after the approval of the NDA for Cycloset, the Ergo Parties shall not, and they shall cause their Affiliates, other than the Citicorp Parties, not to, engage, anywhere in the world, directly or in collaboration with other Persons, in the research, development, marketing or sale of any of the Products or the Technologies.

4.4           J&J Agreement.  The Ergo Parties represent and warrant pursuant to Section 6.1.13 of this Agreement that the J&J Agreement has been terminated without liability.  In the event liabilities or obligations of the Ergo Companies arise under or in respect of the J&J Agreement, whether before or after the Closing, the Ergo Parties agree to discharge such liabilities and to perform such obligations, subject to any rights and defenses of the Ergo Parties under the J&J Agreement and in law or in equity.

4.5           Sales and Transfer Taxes; Fees.  The Ergo Parties shall pay all applicable sales, value added, transfer, documentary use, filing and other taxes that may be levied on the sale, assignment, transfer or delivery of the Transferred Assets, any registration or recording of the transfer of the Transferred Assets or otherwise hereunder, and, at their own expense, file all necessary tax returns and other documentation with respect to all such sales or transfer taxes.  Notwithstanding the foregoing, PLIVA shall be responsible for the cost of recording the assignment of any patents (other than the cost of recording the assignment of any patents to Seller).

4.6           Contingent Purchase Price; MGH Patents; Cycloset Trademark.  (a)  PLIVA shall negotiate in good faith with MGH, Harvard University and any other owner of the MGH Patents with the intention of acquiring the exclusive right to practice the MGH Patents on or before the first anniversary of the Closing Date.  If PLIVA has not acquired the exclusive right to practice the MGH Patents on or before such date, PLIVA shall retain five hundred thousand dollars ($500,000) of the Contingent Purchase Price (“MGH Contingent Purchase Price”) and shall have no further obligation to pay the MGH Contingent Purchase Price to Seller.  If PLIVA has acquired the exclusive right to practice the MGH Patents on or before such date, PLIVA shall pay the MGH Contingent Purchase Price to Seller less any amount paid by PLIVA to acquire such rights, other than running royalties in respect of the MGH Patents.

(b)           PLIVA shall take all action necessary and commercially reasonable in its judgment to register in the United States Patent and Trademark Office on or before the first anniversary of the Closing Date the trademark “Cycloset” for use by PLIVA to identify the fast-release oral formulation of bromocriptine mesylate.  If such trademark is not so registered on or before such date, PLIVA shall retain two thousand dollars ($2,000) of the Contingent Purchase Price (“Trademark Contingent Purchase Price”) and shall have no further obligation to pay the

Trademark Contingent Purchase Price to Seller.  If such trademark is so registered on or before such date, PLIVA shall pay the Trademark Contingent Purchase Price to Seller less all costs and expenses, including legal fees, incurred by PLIVA in connection with such registration of the trademark “Cycloset”.

(c)           Nothing in this Section 4.6 shall obligate PLIVA to acquire any rights to or interest in the MGH Patents or to register the trademark “Cycloset” if PLIVA reasonably concludes, in its sole discretion, that it is not in its interest to do so.

4.7           Confidentiality.  Each of the parties shall keep any proprietary information furnished to it by any other party in the negotiation and performance of this Agreement confidential and shall not use such information for its own purposes, nor disclose same to third parties without the prior written consent of the other parties except to the extent such information: (a) was already in the rightful possession of such party prior to the disclosure by another party to this Agreement; (b) becomes generally known to the public otherwise than as a result of the breach of this Section;  (c) is disclosed by a third party having no obligation to keep such information confidential; or (d) is required to be disclosed  pursuant to applicable law; provided, that in such event the party required to disclose such information will give as much advance notice as is reasonably possible to the other parties so that the other parties would have an opportunity to seek relief from such requirement.

4.8           Guaranty of the Ergo Parties; Preservation of Corporate Existence of Ergo Science.

(a)           Ergo Science hereby guarantees the obligations of the Seller under this Agreement and agrees to maintain, preserve and keep in full force and effect the corporate existence of Ergo Science and not to dissolve or liquidate until the earlier of:

(A)          (I) the date five (5) years after the launch of the marketing and sale of Cycloset, or (II) the date one (1) year after PLIVA abandons its plans to launch Cycloset; or

(B)           ten (10) years from the date of this Agreement.

(b)           Seller hereby guarantees the obligations of Ergo Science under this Agreement.

(c)           During the term of Ergo Science’s guaranty pursuant to Section 4.8(a) above, Ergo Science agrees to furnish PLIVA, as soon as practicable after filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other reports filed with by Ergo Science with the U.S. Securities and Exchange Commission.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

5.1           Conditions to the Obligations of PLIVA.  The obligation of PLIVA to purchase the Transferred Assets and assume the Assumed Liabilities, and the obligation of PLIVA to perform the other obligations to be performed by it at the Closing is subject to the following conditions precedent:

5.1.1        Truth of Representations; Performance of Covenants.  The representations and warranties of the Ergo Parties made in and pursuant to any of the Transaction Documents  or any other document delivered at the Closing or in connection with the transactions contemplated by this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date, and the Ergo Parties shall have performed all covenants and agreements on their part required to be performed on or before the Closing Date and shall not be in default under any of the provisions of any of the Transaction Documents at or prior to the Closing Date; and PLIVA shall have received from the Ergo Parties on the Closing Date a certificate dated such date, signed by the President of each of the Ergo Parties to the foregoing effect.

5.1.2        No Litigation.  No action or proceeding shall have been instituted or threatened, and no investigation which might, in the opinion of PLIVA, lead to any such action or proceeding shall have begun or been threatened, on or prior to the Closing Date before any court or other governmental body by any Person or public authority seeking to restrain or prohibit the consummation of the transactions provided for in any of the Transaction Documents or seeking damages or other relief in connection with any of the Transaction Documents.

5.1.3        No Adverse Event.  The Transferred Assets and the Assumed Liabilities shall not have been adversely affected in any material way, including as the result of any action by the FDA or any other government agency or by any act of God, fire, flood, war, labor disturbance or similar calamity or by any other occurrence.

5.1.4        Opinions of Counsel.  (a)  PLIVA shall have received from Messrs. Greenberg, Traurig, LLP, Morris, Nichols, Arsht & Tunnell, Jones Vargas, and Milling Benson Woodward L.L.P., for the Ergo Parties, opinions dated the Closing Date, in the forms annexed hereto as Exhibits E-1, E-2, E-3, E-4 and E-5.

(b)           PLIVA shall have received evidence satisfactory to it that the execution, delivery and performance by LSU of the LSU Assignment and the LSU Amendment have been duly authorized by all necessary corporate action and that the LSU Assignment and the LSU Amendment have been duly executed and delivered by LSU and constitute the legal, valid, and binding obligations of LSU.

5.1.5        Consents.  Except as set forth in Schedule 5.1.5, all consents, authorizations and approvals of government agencies and third parties necessary for the transfers of the Transferred Assets and assumption of the Assumed Liabilities, the consummation of the transactions provided for in this Agreement and the execution, delivery and performance of the Transaction Documents shall have been obtained and be in full force and effect.

5.1.6        Execution and Delivery of Agreements.  Each of the following agreements shall have been executed and delivered by the parties thereto:

(a)                                  the LSU Assignment;

(b)                                 the LSU Amendment;

(c)                                  the Ergo Texas Agreement; and

(d)                                 the Domani Term Sheet.

5.1.7        FDA Position.  The FDA shall not have retracted or in any way modified the advice given in the “approvable letter” dated October 15, 1999 relating to Cycloset or the position reflected in the minutes dated August 1, 2002 of the meeting with the FDA relating to Cycloset held on April 6, 2000, and PLIVA shall not have any reason to believe that the FDA has changed its position that the NDA for Cycloset is approvable upon the successful conclusion of an acceptable large safety trial to assess the potential risk of serious cardiac adverse events, a biostudy in humans of high dose treatment given with diabetic meals and high-fat meals, additional dissolution testing of Cycloset tablets and qualification by International Committee on Harmonization (ICH) Quality Control for two impurities reported in Cycloset.

5.1.8        Satisfaction with Investigations.  PLIVA shall be satisfied with the results of the review conducted by its patent counsel of all patents included within the Transferred Assets or relating to the Products and the Technologies.

5.2           Conditions to the Obligations of the Ergo Parties.  The obligations of the Ergo Parties to sell the Transferred Assets pursuant to this Agreement and to perform the other obligations to be performed by them at the Closing are subject to the following conditions precedent:

5.2.1        Truth of Representations; Performance of Covenants.  The representations and warranties of PLIVA made in and pursuant to this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date, and PLIVA shall have performed all covenants and agreements on its part required to be performed on or before the Closing Date, including the payment to the Ergo Parties of the portion of the purchase price to be paid to the Ergo Parties at the Closing, and shall not be in default under any of the provisions of this Agreement at or prior to the Closing Date; and the Ergo Parties shall have received from PLIVA on the Closing Date a certificate dated such date, signed by an Authorized Representative of PLIVA, to the foregoing effect.

5.2.2        No Litigation.  No action or proceeding shall have been instituted or threatened, and no investigation which might, in the opinion of the Ergo Parties, lead to any such action or proceeding, shall have begun or been threatened, on or prior to the Closing Date before any court or other governmental body by any Person or public authority seeking to restrain or prohibit the consummation of the transactions provided for in any of the Transaction Documents or seeking damages or seeking other relief in connection with any of the transaction Documents.

5.2.3        Opinions of Counsel.  The Ergo Parties shall have received from Croatian counsel to PLIVA (which may be in-house counsel to PLIVA) and from Messrs. Becker, Glynn, Melamed and Muffly LLP, New York counsel for PLIVA, opinions dated the Closing Date in the forms annexed hereto as Exhibits F-1 and F-2.

5.2.4        Ergo Texas Agreement.  The Ergo Texas Agreement shall have been executed and delivered by the parties thereto.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1           By the Ergo Parties.  Each of the Ergo Parties represents and warrants as of the date hereof and as of the Closing Date that:

6.1.1        Corporate Organization and Power.  It is a corporation duly organized, existing and in good standing under the laws of the state of Nevada, in the case of the Seller, and the state of Delaware, in the case of Ergo Science, with full right, power and authority to enter into and perform the Transaction Documents to which it is a party and to sell and assign the Transferred Assets.

6.1.2        Corporate Action.  The execution, delivery and performance by it of the Transaction Documents to which it is a party by it have been authorized by its Board of Directors and any other necessary corporate action.  Each Transaction Document to which it is a party has been duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.1.3        No Conflict.  The execution, delivery and performance by it of the Transaction Documents to which it is a party do not and will not violate any law, statute, local ordinance, state or federal regulation, court order, judgment or administrative order or ruling, its corporate charter or bylaws, or any agreement by which it is bound.  All material orders, judgments, decrees, contracts and agreements to which any of the Ergo Companies is a party or is subject and which relate to the

Transferred Assets or the transactions contemplated by the Transaction Documents and all pending or, to the knowledge of the Ergo Parties, threatened claims, suits, proceedings or investigations involving the Transferred Assets or the Transaction Document, are referred to in the Schedules to this Agreement.

6.1.4        Ownership of Transferred Assets.  None of the Ergo Companies other than Seller and none of the Citicorp Parties or any of their Affiliates other than Seller has any right, title or interest in or to:

(a)           the Products or the Technologies;

(b)           any United States or foreign patents, patent applications, inventions, discoveries, know-how, data (including, clinical and preclinical data), trademarks, copyrights and other intellectual property, whether owned or licensed, pertaining to the Products or the Technologies, including, without limitation, the Transferred Patent Rights and the Transferred Trademarks; or

(c)           any United States and foreign NDAs, INDs, regulatory filings and data pertaining to the Products or the Technologies.

6.1.5        Title.  (a) The Seller is the sole and exclusive owner of the Transferred Assets free and clear of any Encumbrances, and has the right to sell, assign, transfer, and convey the Transferred Assets as provided in this Agreement, subject to the approval of LSU as provided in the LSU Assignment. After the consummation of the transactions contemplated hereby, the Ergo Companies and the Citicorp Parties and their Affiliates will have no further rights in the Transferred Assets (except pursuant to the Ergo Texas Agreement).

(b)           PLIVA will receive, pursuant to this Agreement as of the Closing Date, the sole and exclusive legal and beneficial right, title and interest in and to the Transferred Assets, free and clear of all Encumbrances.

(c)           Except as set forth in Schedule 6.1.5(c), to the knowledge of the Ergo Companies no claim has ever been asserted, and no claims are pending, challenging or questioning the validity or enforceability of any of the Transferred Assets.

(d)           The names, any former names, the jurisdiction of incorporation, and the addresses and principal places of business and former addresses and principal places of business of all Persons (including Persons to which any of the Ergo Parties is a successor by merger or otherwise) that at any time had any right, title or interest in or to, or sublicense of, the Transferred Assets and a description of the Transferred Assets in which each such Persons had any such right, title, interest or sublicense, are set forth in Schedule 6.1.5(d).  The right, title, interest or sublicense of each such Person in the Transferred Assets has terminated in the manner set forth in Schedule 6.1.5(d).

6.1.6        No Litigation.  There is no pending or, to the best of the knowledge of the Ergo Parties, threatened litigation involving the Transferred Assets or this Agreement.

6.1.7        Agreements.  Except as set forth in Schedule 6.1.7, the LSU Agreement is in full force and effect and has not been terminated or modified.  Except as set forth in Schedule 6.1.7, none of the Ergo Companies has received notice of any default under the LSU Agreement, the MGH Agreement, the J&J Agreement, the Royalty Agreements or any other agreement relating to the Products or the Technologies, no claim for any payment has been made under any such agreement, and, to the best of the knowledge of the Ergo Parties, no event has occurred that would give rise to any such claim.  Except as set forth in Schedule 6.1.7, the Ergo Companies have not incurred any Fixed Introduction Costs (as defined in the LSU Agreement) with respect to any product other than Cycloset.

6.1.8        No Consents.  Except as disclosed in Schedule 6.1.8, no consent, authorization or approval of, or filing with or application to, any Person or government agency is required in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions provided for in the Transaction Documents.

6.1.9        Books and Records.  Except as set forth in Schedule 6.1.9, all of the Ergo Parties’ books and records relating to the NDA for Cycloset and, to the best of the knowledge of the Ergo Parties, all other books and records of the Ergo Parties relating to the Transferred Assets and Assumed Liabilities are complete and correct in all material respects and the copies of all instruments, agreements, or other documents and written information relating to the Transferred Assets and Assumed Liabilities delivered to PLIVA or Domani by the Ergo Parties or their representatives pursuant to or in connection with this Agreement were, are, and shall be complete and correct in all material respects when delivered, as of the date of this Agreement and as of the Closing Date.

6.1.10      Patents, Trademarks, Copyrights and Know-How.  (a) Schedules 6.1.10(a)-1 and 6.1.10(a)-2 list all of the Transferred Patent Rights and Transferred Trademarks and all owners or licensees thereof.  Except for the Transferred Patent Rights and Transferred Trademarks, the Ergo Companies do not own or have licenses to use any patents, trademarks (registered or unregistered), copyrights, tradenames, or assumed names relating in any way to the Products, the Technologies or the Transferred Assets.

(b)           Except as set forth in Schedule 6.1.10(b), any of the Transferred Patent Rights, Transferred Trademarks and Know-How that is licensed to any of the Ergo Companies is licensed to Seller pursuant to valid and enforceable agreements that are in full force and effect.  Except as set forth in Schedule 6.1.10(b), there are not any existing sublicenses or commitments to enter into sublicenses under the LSU Agreement and there were not at any time any sublicenses under the MGH Agreement and any such sublicenses that may have been granted have been terminated without liability to any Person.

(c)           Except as set forth in Schedule 6.1.10(c), to the best of the knowledge of the Ergo Parties, no claims have been asserted by any Person with respect to the ownership, validity or use of the Transferred Patent Rights, Transferred Trademarks, or Know-How, there is no valid basis for any such claim, and the use or other exploitation thereof does not infringe on or dilute the patent or other recognized intellectual property rights of any Person.

(d)           To the best of the knowledge of the Ergo Parties, no Person is infringing the rights of the Ergo Parties with respect to the Transferred Patent Rights, Transferred Trademarks or Know-How.

(e)           Any and all maintenance or other government fees due and owing, as of the effective date of this Agreement, to the U.S. Patent and Trademark Office (“USPTO”) or any other patent office in the world, with respect to the Transferred Patent Rights, have been timely and appropriately paid, and any and all renewal or other government fees due and owing, as of the effective date of this Agreement, to the USPTO, or any other trademark office in the world, with respect to the Transferred Trademarks, have been timely paid.

6.1.11      Cycloset Rights.  (a)  To the knowledge of the Ergo Parties, subject to PLIVA receiving the requisite approval of the Cycloset NDA by the FDA to market and sell Cycloset for the treatment of Type II Diabetes as specified in the Cycloset NDA and the Cycloset Patents, there are no additional recognized legal intellectual property rights that PLIVA needs to manufacture and sell Cycloset in the United States for the treatment of Type II Diabetes as contemplated in the Cycloset NDA and the Cycloset Patents other than those intellectual property rights transferred to PLIVA as part of the Transferred Assets and the requisite FDA approval.

(b)           To the knowledge of the Ergo Parties, subject to PLIVA receiving from the FDA the requisite approval of the Cycloset NDA to begin manufacturing and selling Cycloset in the United States for the treatment of Type II Diabetes as specified in the Cycloset NDA and the Cycloset Patents, the legal rights included in such NDA approval by the FDA and the Cycloset Patents will provide PLIVA with the exclusive right to manufacture and sell Cycloset for the treatment of Type II Diabetes as set forth in the Cycloset NDA and Cycloset Patents for proscribed periods of times in the United States subject to the following: (i) PLIVA’s manufacture and sale must comply and conform with the terms of the Cycloset NDA (including any terms relating to its approval) and the Cycloset Patents, and (ii) the exclusivity provided by such NDA approval and patent rights is only to the extent provided by applicable FDA and United States patent laws, regulations, interpretations, and case law, including, without limitation, any limitations on exclusivity, including but not limited to, limitations related to geography, time, manner of manufacture and sale, and the equitable conduct of the holder of  such rights under FDA and patent laws, regulations, interpretations and case law.

(c)           Furthermore, representations in subsections 6.1.11(a) and 6.1.11(b) are made with respect to the Cycloset NDA and the Cycloset Patents as they are in existence as of the Closing Date. These representations do not apply to any amendments, modifications, supplements or other changes or additions to the Cycloset NDA or Cycloset Patents that are made after the Closing Date. The use of one or more of the Cycloset Patents will also be subject to any limitations imposed by the LSU Agreement.

6.1.12      Regulatory Filings.  Schedule 6.1.12 correctly describes all NDAs, INDAs and other filings made by any of the Ergo Companies in order to obtain regulatory approval for the marketing or sale of any of the Products (the “Regulatory Filings”) and correctly lists all of the Cycloset Patents.  Except for the Regulatory Filings and documentary submissions in connection with the Regulatory Filings, the Ergo Companies have not made any filings with regulatory authorities with respect to the Products or the Technologies.  Subject to Sections 6.1.10(c) and 6.1.11, on or before the Closing, the Ergo Parties have the sole and exclusive right, free from any Encumbrance, to use Regulatory Filings.  On or before the Closing, no claims have been asserted by any Person with respect to the ownership, validity or use of the Regulatory Filings.  To the knowledge of the Ergo Parties, the manufacturing section of the NDA (which was completed by Geneva Pharmaceuticals, Inc., a Colorado corporation (“Geneva”)) sets forth an accurate description of the manufacturing process for the NDA for Cycloset used by Geneva.

6.1.13      J&J Agreement.  The J&J Agreement has terminated without liability to any Person, and the parties thereto other than the Ergo Parties have no right, title or interest in or to the Products, the Technologies or the Transferred Assets.

6.1.14      No Brokers.  The Ergo Parties have no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

6.1.15      Bulk Sales.  Neither the execution, delivery nor the performance of this Agreement is subject to any bulk sales law.

6.1.16      Inventory of Books, Records, Etc.  The Ergo Parties have delivered to PLIVA a complete inventory, dated November 5, 2003, of all of the documents, records and other property to be transferred to PLIVA pursuant to Section 4.2.

6.1.17      Ergo Texas Agreement and Royalty Agreements.  The Agreement to Sublicense dated June 12, 1993 between Ergo Science Incorporated and Ergo Texas has been terminated, and none of the Royalty Agreements has been terminated.

6.1.18      Further Representations and Warranties.  No representation or warranty by the Ergo Parties in this Agreement contains any untrue statement of material fact, or omits to state a material fact necessary in order to make any of the statements made, in light of the circumstances under which it was made, not misleading.

6.2  By PLIVA.      PLIVA represents and warrants, as of the date hereof and as of the Closing Date, as to itself that:

6.2.1        Organization and Power.  It is a corporation duly organized, validly existing and in good standing under the laws of Croatia, and it has full right, power and authority to enter into and perform the Transaction Documents to which it is a party.

6.2.2        Corporate Action.  The execution, delivery and performance by it of the Transaction Documents to which it is a party has been authorized by its Board of Directors and any other necessary corporate action.  The Transaction Documents to which it is a party have been duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.2.3        No Conflict.  The execution, delivery and performance by it of the Transaction Documents to which it is a party does not and will not violate any law, statute, local ordinance, state or federal regulation, court order, or administrative order ruling, its corporate charter or bylaws, or any agreement by which it is bound.

6.2.4        No Brokers.  PLIVA has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

6.2.5        Further Representations and Warranties.  No representation or warranty by PLIVA in this Agreement contains any untrue statement of material fact, or omits to state a material fact necessary in order to make any of the statements made, in light of the circumstances under which it was made, not misleading.

ARTICLE 7

INDEMNIFICATION

7.1           Indemnification by the Ergo Parties.  Subject to and conditioned upon the occurrence of the Closing, the Ergo Parties, jointly and severally, shall indemnify, defend and hold harmless PLIVA against and from any and all damages, losses, liabilities, claims and expenses (whether or not involving a third party claim) which PLIVA may incur or suffer which arise out of or result from:

(a)           the untruth of any representation or the breach of any warranty, covenant or agreement made by either of the Ergo Parties in this Agreement, the LSU Assignment or any other Transaction Document or document delivered at the Closing or in connection with the transactions contemplated in this Agreement;

(b)           any and all claims by third parties arising prior to the Closing Date relating to the Products, the Technologies or the Transferred Assets;

(c)           the Excluded Obligations and any other obligation of the Ergo Companies not expressly assumed by PLIVA pursuant to this Agreement;

(d)           the J&J Agreement, including any claim that any amount is owing under the J&J Agreement as a consequence of the termination of the J&J Agreement or that any Person other than Seller has any rights in the Transferred Assets pursuant to the J&J Agreement;

(e)           any and all claims under the Royalty Agreements, the Agreement to Sublicense dated June 12, 1993 between Ergo Science Incorporated and Ergo Texas, and any and all settlement agreements other than the Royalty Agreements relating to the Products, the Technologies or the Transferred Assets, to which any of the Ergo Companies is a party; provided, however, that the Ergo Parties shall not have any obligation to indemnify PLIVA with respect to any claim by any party to a Royalty Agreement for any amount not paid by PLIVA in violation of the provisions of the Ergo Texas Agreement;

(f)            any failure of the Ergo Companies to comply with any applicable bulk transfer or bulk sales laws;

(g)           any claim by any shareholder of any of the Ergo Companies relating to or arising out of the transactions provided for in this Agreement;

(h)           any claim by Geneva Pharmaceuticals, Inc. (“Geneva”) for costs relating to the filing of NDA 20-866 or any other claim by Geneva relating to the Products or the Transferred Assets that arise from actions of, or agreements with, the Ergo Companies; or

(i)            any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, and reasonable attorneys’ fees, incident to any of the foregoing.

7.2           Indemnification by PLIVA.  Subject to and conditioned upon the occurrence of the Closing, PLIVA shall indemnify, defend and hold harmless the Ergo Parties against and from any and all damages, losses, liabilities, claims and expenses (whether or not involving a third party claim) which the Ergo Parties may incur or suffer which arise out of or result from:

(a)           the untruth of any representation or the breach of any warranty, covenant or agreement made by PLIVA in this Agreement;

(b)           any and all claims by third parties with respect to the PLIVA Assumed Liabilities;

(c)           any claims by third parties arising from the manufacture, sale, marketing or use of the Products by PLIVA, its Affiliates or any of their respective sublicensees or agents; or

(d)           any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and expenses incident to any of the foregoing.

7.3           Limitations.           (a)           In determining the amount of Losses for which:

(i)                                                 PLIVA shall be entitled to indemnification from the Ergo Parties, there shall be excluded the first fifty thousand Dollars ($50,000) of the aggregate Losses incurred by PLIVA; and

(ii)                                              the Ergo Parties shall be entitled to indemnification from PLIVA, there shall be excluded the first fifty thousand Dollars ($50,000) of the aggregate Losses of the Ergo Parties;

provided, that if the threshold amounts of Losses referred to in this Section 7.3(a) are met, the party or parties that have met such thresholds shall be entitled to indemnification for all Losses incurred.

(b)           If, at least seven (7) days prior to the Closing Date, any party shall have informed another party in writing of the untruth of any representation or warranty made by it in this Agreement and shall have corrected or restated in writing such representation or warranty, and such other party shall nevertheless have elected to close the transactions provided for in this Agreement, such other party shall not be entitled to indemnification based on the untruth of such representation or warranty in this Agreement, but shall be entitled to indemnification as provided in this Agreement based on the untruth of such corrected or restated representation or warranty.

(c)           Notwithstanding anything to the contrary herein:

(i)            the aggregate liability of the Seller for Losses under Sections 7.1(a), 7.1(b) and 7.1(f) and (to the extent it relates to Losses for which PLIVA is entitled to indemnification under Sections 7.1(a), 7.1(b) and 7.1(f)) Section 7.1(i) shall not exceed the Purchase Price (but only to extent the Purchase Price is actually paid by PLIVA to Seller); and

(ii)           the aggregate liability of PLIVA for Losses under Section 7.2 shall not exceed the Purchase Price (but only to extent the Purchase Price is actually paid by PLIVA to Seller).

(d)           Except with respect to claims based on intentional fraud, the parties’ rights to indemnification under this Article 7 shall be the exclusive remedy of the parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

7.4           Procedures.  Any party entitled to indemnification hereunder as a result of a claim made by a third party shall give prompt written notice to the indemnifying party of such third party claim.  The indemnifying party shall, within thirty (30) days after receipt of such notice, notify the party claiming entitlement to indemnification if the indemnifying party intends to contest the same.  If the indemnifying party shall fail to give such notice, or shall fail to state affirmatively in such notice that it will contest the same, the party so entitled shall have the right to undertake the defense, compromise or settlement of the same (exercising reasonable business judgment) on behalf of and for the account and risk of the indemnifying party.  If an indemnifying party shall notify affirmatively the party entitled to indemnification that the claim will be contested by the indemnifying party, then the indemnifying party shall be entitled to control the defense thereof by counsel of its own selection (not reasonably objectionable to the party entitled to indemnification) and at its own expense.  So long as an indemnifying party shall continue to defend any claim in good faith, the party entitled to indemnification shall not settle or compromise such claim.  Each party shall give the other parties all information and insistence which the latter may reasonably request in defending any matter hereunder.

7.5           Survival of Representations and Warranties; Time for Asserting Claims.  Except with respect to claims based on intentional fraud, all representations and warranties that are covered by the indemnification agreements in Section 7.1 and Section 7.2 shall survive the Closing but only to the extent specified below:

(a)           except as set forth in clause (b) below, the representations and warranties that are covered by the indemnification agreements in Section 7.1 and Section 7.2 shall expire upon the earlier of (i) the date four (4) years after the launch of the marketing and sale of Cycloset and (ii) the date one (1) year after PLIVA abandons its plans to launch Cycloset, and claims for indemnification based on such representations and warranties may not be asserted after such date;

(b)           the representations and warranties that are covered by the indemnification agreements in Sections 7.1(c), 7.1(d), 7.1(e), 7.1(g) and 7.1(h) and (to the extent that it relates to Losses for which PLIVA is entitled to indemnification under Sections 7.1(c), 7.1(d), 7.1(e), 7.1(g) and 7.1(h)) Section 7.1(i) shall survive without limitation, and all claims for indemnification based on Sections 7.1(c), 7.1(d), 7.1(e), 7.1(g) and 7.1(h) and (to such extent) Section 7.1(i) may be asserted at any time after the Closing.

7.6.          Set-off.   Any amount properly owed by the Ergo Parties to PLIVA under Section 7.1 may be deducted from and set-off against any amount payable by PLIVA under the Ergo Texas Agreement as provided in the Ergo Texas Agreement.  Any such proper deduction or set-off shall not affect the obligations of the Ergo Companies under the Royalty Agreements or any other obligations of the Ergo Companies.

ARTICLE 8

MISCELLANEOUS

8.1           Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired, and the parties shall use their best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purpose of this Agreement.

8.2           Further Assurances.  Each party agrees that it will, and that at will cause its Affiliates to, promptly perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

8.3           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

8.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.5           Headings, Gender.  Headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

8.6           Entire Agreement.  This Agreement, together with the annexed Exhibits and Schedules, represents the entire agreement of the parties with respect to its subject matter.  Any and all prior discussions or agreements with respect hereto are merged into and superseded by the terms of this Agreement.

8.7           Amendment.  This Agreement may be modified or amended only in writing signed by all parties which expressly refers to this Agreement and states an intention to modify or amend it.

8.8           Notices.  Any notice or communication required hereunder shall be validly given if in writing and sent by personal delivery, first class registered mail, return receipt requested and post prepaid, facsimile followed by a letter of confirmation, or express courier service, and addressed as follows:

if to PLIVA:

PLIVA D.D.

Ulica Grada Vukovara 49

10000 Zagreb

Croatia

Attention:              Vesna Visiljevic

Facsimile:               385-1-61-20622

with a copy to:

PLIVA, Inc.

72 Eagle Rock Avenue

P.O.Box 371

East Hanover, New Jersey 07936

Attention:              Paul D. Cottone

Facsimile:               (973) 599-5786

if to Seller:

Ergo Research (Nevada) Corp.

2325-B Renaissance Drive, Suite 22

Las Vegas, Nevada 89119

Attention               President

Facsimile:               702-966-4247

if to Ergo Science:

Ergo Science Corporation

790 Turnpike Street

Suite 205

North Andover, Massachusetts 01845

Attention:              President

Facsimile:               978-689-3910

All such notices shall be effective upon receipt.  Each party may give written notice to the other parties in accordance with the provisions of this section of a change of address, following which all such notices shall be given to such parties as above provided at such changed address.

8.9           Waiver.  A waiver by any party of a breach of any of the terms of this Agreement by any other party shall not be deemed a waiver of any subsequent breach of the terms of this Agreement.  The failure of any party to insist upon strict performance of any provisions of this Agreement or to exercise any right under it shall not constitute a waiver of that provision.

8.10         Assignment; Successors in Interest.  This Agreement and all rights and obligations under it are personal to the parties to it and may not be assigned or delegated by any party, except that the rights or obligations of PLIVA hereunder may be assigned or delegated to an Affiliate; provided, however, that PLIVA shall remain liable for any and all of its obligations under this Agreement.  Any assignment or delegation not permitted by this Agreement, or attempt at the same, in the absence of the prior written consent of the other parties shall be void and without effect.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

8.11         Payment of Expenses.  Except as expressly set forth herein, all costs and expenses related to this Agreement and the related transactions, including the fees and expenses of legal counsel, accountants, brokers and other representatives and consultants, shall be borne by the party incurring such costs and expenses, whether or not such transactions are consummated.

8.12         Arbitration.  Any dispute between the parties arising directly or indirectly from this Agreement or any transaction contemplated hereby or in connection herewith shall be resolved by arbitration in New York, New York, pursuant to the Commercial Arbitration Rules then obtaining of the American Arbitration Association.  No party shall commence any action against another party to resolve any such dispute in any court except to confirm such an arbitrator’s award.  Judgment upon any award rendered in such arbitration may be entered by any court having jurisdiction thereof. For the purpose of enforcement of any such award, each of the parties hereto submits to the jurisdiction of the state and federal courts located in the State of New York.

8.13         Termination.  If the Closing does not occur within sixty (60) days after the date of this Agreement, any party may terminate this Agreement by notice to the other parties; provided, that failure of the Closing to occur does not result from the failure of the party seeking termination to perform any obligation to be performed of it prior to the Closing.  Any such termination shall not release any party of any liability arising prior to such termination.

8.14         Schedules.  The Schedules to this Agreement are contained in a document entitled “Disclosure Schedules to Asset Purchase Agreement among Ergo Research (Nevada) Corp., Ergo Science Corporation and PLIVA d.d.,” dated November 24, 2003, and such document forms an integral part of this Agreement.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

ERGO RESEARCH (NEVADA) CORP.

By:	/s/ David Burt
Name: David Burt
Title: President & CEO

ERGO SCIENCE CORPORATION

By:	/s/ David Burt
Name: David Burt
Title: President & CEO

PLIVA D.D.

By:	/s/ Paul D. Cottone
Name: Paul D. Cottone
Title: Authorized Signatory

EXHIBIT A

Form of Instrument of Assignment
and Bill of Sale

INSTRUMENT OF ASSIGNMENT AND BILL OF SALE

1.             Sale and Transfer of Assets and Contract Rights.  For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by the Asset Purchase Agreement dated as of November 24, 2003 (the “Asset Purchase Agreement”) among Ergo Research (Nevada) Corp. (“Seller”), Ergo Science Corporation (“Ergo Science”), and PLIVA D.D. (“PLIVA”), Seller hereby sells, transfers, assigns, conveys, grants and delivers to PLIVA all of Seller’s right, title and interest in and to all of the assets (the “Assets”) and contract rights (“Rights”) described on Schedule A hereto (collectively, the Assets and the Rights being referred to as the “Transferred Assets”); provided that, subject to any right of PLIVA to defend such claim pursuant to Section 7.4 of the Asset Purchase Agreement, Seller and its affiliates shall retain the right to defend themselves if any claim is brought against them under the LSU Agreement.

2.             Further Actions.  Seller covenants and agrees execute and deliver further instruments of transfer and assignment and take such other action as PLIVA may reasonably request to more effectively transfer and assign to and vest in PLIVA each of the Transferred Assets, all at the sole cost and expense of Seller.

3.             Power of Attorney.  Without limiting Section 2 hereof, Seller hereby constitutes and appoints PLIVA the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of PLIVA and its successors and assigns, from time to time:

(a)           to demand, receive and collect any and all of the Transferred Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)           to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or

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otherwise, that PLIVA or its successors and assigns may deem proper in order to collect or reduce to possession any of the Transferred Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)           to do all things legally permissible, required or reasonably deemed by PLIVA to be required to recover and collect the Assets and to use Seller’s name in such manner as PLIVA may reasonably deem necessary for the collection and recovery of same,

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

4.             Terms of the Asset Purchase Agreement.  The terms of the Asset Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities relating to the Transferred Assets, are incorporated herein by this reference.  Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this Instrument of Assignment and Bill of Sale as of November 24, 2003.

ERGO RESEARCH (NEVADA) CORP.

By:
Name:
Title:

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SCHEDULE A to

Instrument of Assignment and Bill of Sale

Transferred Assets

(a)           all right, title and interest of the Seller in and to all pharmaceutical products developed or under development prior to or as of the date of this Bill of Sale by any of the Ergo Parties and their affiliates (other than the Citicorp Parties (as defined in the Asset Purchase Agreement)) (hereinafter the “Ergo Companies”), including, without limitation, Cycloset and other neuroendocrine resetting therapy products and photodynamic therapy products (the “Products”) and all methods of use and treatment of or pertaining to the Products and all methods for development of the Products (the “Technologies”);

(b)           all right, title and interest of the Seller in and to any and all United States and foreign patents, patent applications, inventions, discoveries, know-how, data (including, clinical and preclinical data), trademarks, copyrights and other intellectual property, whether owned or licensed, pertaining to the Products and the Technologies, including, without limitation, the Transferred Patent Rights and the Transferred Trademarks (each as defined in the Asset Purchase Agreement);

(c)           all right, title and interest of the Seller in and to any and all new drug applications submitted to the United States Food and Drug Administration pursuant to the Federal Food, Drug and Cosmetics Act, all investigational new drug applications submitted to the United States Food and Drug Administration pursuant to the Federal Food, Drug and Cosmetics Act and the regulations thereunder, and all other United States and foreign regulatory filings and data pertaining to the Products and the Technologies; and

(d)           all rights of the Ergo Companies under the Novated License and Royalty Agreement effective as of May 1, 1995 among the Board of Sponsors of Louisiana State University and Agricultural and Mechanical College, Ergo Research, Ergo Science and certain of their Affiliates, as amended from time to time.

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